UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 20, 2006

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, Grande Communications Networks, Inc., (“Networks”), a wholly-owned subsidiary of Grande Communications Holdings, Inc. (the “Company”), and Roy H. Chestnutt, the President and Chief Executive Officer of the Company, entered into an Amendment (the “Amendment”) to the Employment Agreement (the “Employment Agreement”) between Networks and Mr. Chestnutt, dated December 31, 2005, whereby, among other things, the Company agreed to grant new stock options to Mr. Chestnutt. The Amendment provides that, in lieu of the stock options the Company previously agreed to grant Mr. Chestnutt under the Employment Agreement, Mr. Chestnutt will be granted options to acquire a number of shares of both common stock and Series H Preferred Stock of the Company pursuant to the terms of option agreements entered into between the Company and Mr. Chestnutt as follows: (1) a nonqualified stock option to purchase 7,000,000 shares of common stock of the Company at an exercise price of $0.05 per share, which will vest 25% on February 13, 2007, 2.1% (approximately 1/48th) on the last day of each of the first 35 months after February 13, 2007, and 1.5% on the last day of the 36th month after February 13, 2007; (2) an incentive stock option to purchase 4,000,000 shares of Series H Preferred Stock (“Preferred Stock Shares”) at an exercise price of $0.10 per share, which will vest 25% on December 31, 2006, 2.083% on the last day of each of the first 36 months after December 31, 2006, and the remainder on January 1, 2010; and (3) four nonqualified stock options to purchase 1,750,000 Preferred Stock Shares each at an exercise price of $0.10 per share, one of which options shall vest on February 13, 2007, the second of which shall vest on February 13, 2008, the third of which shall vest on February 13, 2009, and the last of which shall vest on February 13, 2010.

With respect to the stock options described under (3) above, if such stock options vest, then they shall become exercisable only after the first to occur of the following events or dates and only during the following periods: (1) if there is a change of control (as defined in the stock option agreements), during the period beginning 90 days prior to and ending 75 days after such change of control; (2) if Mr. Chestnutt’s employment is terminated for any reason other than for cause (as such term is defined in the Plan (as defined below)), during the period beginning on the date of such termination and ending on the expiration date of the stock options; (3) if Mr. Chestnutt’s employment is terminated for cause, the stock options shall not be exercisable; and (4) March 16, 2009 for the first stock option, March 16, 2010 for the second stock option, March 16, 2011 for the third stock option, and March 16, 2012 for the last stock option, during the period beginning on such date for the respective stock option and ending on the earlier of (a) the day before the first anniversary of such date and (b) the expiration date of such stock option.

Vesting upon a change of control (as defined in the stock option agreements) would be governed under the terms of the Company’s amended and restated 2000 stock incentive plan (the “Plan”). In addition, the stock option agreements provide that the Company may repurchase any shares acquired by exercise of such stock options if Mr. Chestnutt is terminated for cause or voluntarily terminates (as such terms are defined in the Plan), at a purchase price equal to the fair market value for such shares, as determined by the Board of Directors of the Company (the “Board”) in its sole discretion.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 20, 2006, Mr. Chestnutt was appointed President of the Company in addition to his position as Chief Executive Officer. For a description of Mr. Chestnutt’s biographical information and the material terms of his employment agreement (which such agreement has been amended as described under Item 1.01 above), see the descriptions set forth in Part III, Items 10 and 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(d) On June 20, 2006, Mark Schmeltekopf was appointed as a member of the Board and as Chairman of the Audit Committee of the Board. Mr. Schmeltekopf currently serves as Assistant Controller – Accounting Governance at Valero Energy Corporation, a Fortune 500 energy company based in San Antonio, Texas, and has held this position for three years. Prior to working for Valero, Mr. Schmeltekopf was an audit partner in the Austin office of Arthur Andersen LLP and was the audit engagement partner on the Company’s audit by Arthur Andersen in 2000 and 2001. During his service as Chairman of the Audit Committee, Mr. Schmeltekopf will receive cash compensation of $1,666 per month. In addition, for his service as Chairman of the Audit Committee, the Board has approved the grant to Mr. Schmeltekopf of non-qualified stock options to purchase (1) 300,000 shares of common stock of the Company, with an exercise price of $0.05 per share and which will vest 25% on June 20, 2007, 2.1% on the last day of each of the first 35 months after June 20, 2007, and 1.5% on the last day of the 36th month after June

20, 2007, and (2) 200,000 shares of Series H Preferred Stock of the Company, with an exercise price of $0.10 per share and which will vest 25% on June 20, 2008, 25% on June 20, 2009, 25% on June 20, 2010 and 25% on June 20, 2011. If Mr. Schmeltekopf’s stock option to purchase Series H Preferred Stock vests, then the stock option shall become exercisable only after the first to occur of the following events or dates and only during the following periods: (1) if there is a change of control (as defined in the stock option agreement), during the period beginning 90 days prior to and ending 75 days after such change of control; (2) if Mr. Schmeltekopf’s service as a director is terminated for any reason other than for cause (as such term is defined in the Plan), during the period beginning on the date of such termination and ending on the expiration date of the stock option; (3) if Mr. Schmeltekopf’s service as a director is terminated for cause, the stock option shall not be exercisable; and (4) a date or dates to be agreed upon by Mr. Schmeltekopf and the Company, during the period beginning on such date(s) and ending on the earlier of (a) the day before the first anniversary of such date(s) and (b) the expiration date of the stock option.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as a part of this report:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, entered into as of June 28, 2006, by and between Networks and Roy H. Chestnutt (including the stock option agreements attached as Schedules thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: June 30, 2006	By:	/s/ Roy H. Chestnutt
Roy H. Chestnutt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Name of Exhibit
10.1	Amendment to Employment Agreement, entered into as of June 28, 2006, by and between Networks and Roy H. Chestnutt. (including the stock option agreements attached as Schedules thereto).